CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-164293 on Form N-14 of our reports dated October 26, 2009 relating to the financial statements and financial highlights of the Van Kampen Retirement Strategy Trust, including Van Kampen 2010 Retirement Strategy Fund, Van Kampen 2015 Retirement Strategy Fund, Van Kampen 2020 Retirement Strategy Fund, Van Kampen 2025 Retirement Strategy Fund, Van Kampen 2030 Retirement Strategy Fund, Van Kampen 2035 Retirement Strategy Fund, Van Kampen 2040 Retirement Strategy Fund, Van Kampen 2045 Retirement Strategy Fund, Van Kampen 2050 Retirement Strategy Fund, and Van Kampen In Retirement Strategy Fund, and to the references to us under the headings “Financial Highlights” in the Prospectuses dated December 30, 2009 for the above mentioned funds and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated December 30, 2009 for Van Kampen Retirement Strategy Trust both of which are incorporated by reference in such Registration Statement.
We also consent to the reference to us under the caption “Comparison of Other Service Providers” in the Proxy Statement and Prospectus in this Post-Effective Amendment No. 1 to Registration Statement No. 333-164293 on Form N-14.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
February 12, 2010